Exhibit 10.5

INDEMNIFICATION AGREEMENT
THIS AGREEMENT is made effective this ___ day of ___ by and between Kingsway Financial Services Inc., an Ontario corporation (the “Corporation”), and _________ (the “Director and/or Officer”).
WHEREAS the Director and/or Officer has agreed to serve, or continue to serve, as a director and/or officer of the Corporation or as a director, officer, trustee, manager, participating member and/or in any other similar capacity of an Other Entity (as defined below) (any one or more of which capacities constitute an “Indemnified Capacity”), providing that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided;
AND WHEREAS the Corporation, in order to induce the Director and/or Officer to serve or continue to serve the Corporation and/or an Other Entity, has agreed to execute this Agreement to evidence the indemnification of the Director and/or Officer to the fullest extent permitted by law;
AND WHEREAS, as a result of such indemnification, the Director and/or Officer has agreed to serve or to continue to serve in an Indemnified Capacity;
NOW THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Director and/or Officer’s service or continued service to the Corporation and/or Other Entity, the Corporation and the Director and/or Officer hereby agree as follows:

1.	Definitions: In addition to the other defined words and phrases contained in this Agreement, as used in this Agreement, the following terms have the following meanings, respectively:

(a)	"Agreement" means this Indemnification Agreement, as amended, supplemented or restated from time to time;

(b)
“Covered Claims” means all civil, criminal, quasi-criminal, administrative, investigative or other claims, suits, actions, applications, hearings or proceedings of any nature or kind in which the Director and/or Officer has been named as party or is required by law to participate because of his or her association with the Corporation or Other Entity, or in which the Director and/or Officer participates either at the request of the Corporation or Other Entity or based on his or her reasonable belief that he or she may be subsequently named in that proceeding, and also includes any and all proceedings that relate to, arise from or are based upon the Director and/or Officer’s service in an Indemnified Capacity, so long as:

(i)	the Director and/or Officer acted honestly and in good faith with a view to the best interests of the Corporation and/or Other Entity, as the case may be; and

(ii)	in the case of a criminal, quasi-criminal or administrative action, proceeding or hearing that is enforced by a monetary penalty, the Director and/or Officer

Exhibit 10.5

had reasonable grounds for believing that the Director and/or Officer’s conduct was lawful;
(which conduct collectively constitutes the “Standards of Conduct”);

(c)	“Determination” means a determination, acting reasonably and in good faith based on the facts known at the time, made by:

(i)	a majority vote of a quorum of disinterested directors; or

(ii)	independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors;

(d)	“Determined” shall have a correlative meaning to Determination;

(e)	“Excluded Claim” means any civil, criminal, quasi-criminal, administrative, investigative or other claim, suit, action, application, hearing or proceeding of any nature or kind:

(i)	initiated by the Director and/or Officer against the Corporation or Other Entity, unless it is brought to establish or enforce any right under this Agreement;

(ii)
initiated by the Director and/or Officer against any director or officer (or an individual holding a similar capacity) of the Corporation or Other Entity unless the Corporation or Other Entity, as the case may be, has joined in or consented to the initiation of such proceeding;

(iii)	initiated by the Director and/or Officer against any other corporation, partnership, trust, joint venture, unincorporated entity or person, unless it is a counterclaim;

(iv)	involving the payment or reimbursement for Losses or Expenses to the Director and/or Officer by the Corporation not permitted by applicable law; or

(v)	which is not a Covered Claim (including any failure by the Director and/or Officer to meet the Standards of Conduct);

(f)
“Expenses” means any and all fees, charges, disbursements and expenses which may be reasonably incurred by the Director and/or Officer in connection with or as a result of the investigation and defence of a Covered Claim, including, without limitation, legal fees and disbursements, costs of investigative, judicial or administrative proceedings or appeals and, subject to the terms of this Agreement, all such fees, charges, disbursements and expenses which the Director and/or Officer may reasonably incur in any proceedings to enforce rights under this Agreement;

Exhibit 10.5

(g)	“Indemnified Capacity” has the meaning set out in the recitals to this Agreement;

(h)
“Losses” means all judgements, damages, fines, penalties, liabilities, settlement amounts or any other expense which the Director and/or Officer may incur or become liable to pay as a result of any Covered Claim, whether incurred alone or jointly with others, and includes Expenses;

(i)
“Other Entity” means each subsidiary of the Corporation and each of the respective committees or bodies of such subsidiary, in each case, for whom the Director and/or Officer has agreed to serve in an Indemnified Capacity at the request of the Corporation; and

(j)	“Standards of Conduct” has the meaning set out at subsection 1(b) herein.

2.
Indemnification: The Corporation shall indemnify and hold the Director and/or Officer harmless against any and all Losses and Expenses which the Director and/or Officer may reasonably suffer or be required to pay as a result of any Covered Claim subject, in each case, to the provisions of this Agreement and the following:

(a)
unless a court or other authority of competent jurisdiction has expressly so ruled in respect of the Director and/or Officer, the determination of any Covered Claim by judgment, order, settlement or conviction shall not of itself create a presumption either that the Director and/or Officer did not adhere to the Standards of Conduct in the circumstances relating to the Covered Claim or that the Director and/or Officer is not entitled to indemnity under this Agreement; and

(b)
in respect of an action by or on behalf of the Corporation to procure judgement in its favour to which the Director and/or Officer is made a party by reason of having served in an Indemnified Capacity, the Corporation shall make application for approval of the court having jurisdiction to furnish indemnity and make advances as needed by the Director and/or Officer, provided that the Director and/or Officer adhered to the Standards of Conduct.

3.
Excluded Coverage:    The Corporation shall have no obligation to indemnify and hold the Director and/or Officer harmless against any Losses or Expenses which have been Determined to constitute an Excluded Claim.

4.	Indemnification Procedures:

(a)
Promptly after receipt by the Director and/or Officer of notice of the commencement, or the threat of commencement, of a Covered Claim or potential Covered Claim (a “Commencement Notice”), the Director and/or Officer shall, if indemnification with respect thereto may be sought from the Corporation under this Agreement, notify the Corporation in writing in respect thereof and provide to the Corporation concurrently therewith copies of any demand letter, Statement of Claim, indictment or other claim document. If the Corporation becomes aware of any Covered Claim

Exhibit 10.5

or reasonably expects that a Covered Claim or potential Covered Claim may be made, the Corporation will promptly give the Director and/or Officer notice thereof in writing (also a “Commencement Notice”).

(b)
If, at the time of the receipt or delivery of a Commencement Notice, the Corporation has applicable directors’ and officers’ liability insurance in effect, the Corporation shall give prompt notice of the commencement, or the threat of commencement, of such Covered Claim or potential Covered Claim to its insurers in accordance with the procedures set forth in the respective policies in favour of the Director and/or Officer. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Director and/or Officer, all Losses and Expenses payable as a result of such Covered Claim or potential Covered Claim in accordance with the terms of such policies.

(c)
To the extent the Corporation does not, at the time of the commencement of or the threat of commencement of a Covered Claim or potential Covered Claim, have applicable directors’ and officers’ liability insurance in effect, or if a Determination is made that any Expenses arising out of such Covered Claim or potential Covered Claim will not be payable under the directors’ and officers’ liability insurance then in effect, the Corporation shall be obligated to pay from time to time the Expenses of any such action, suit or proceeding in advance of the final disposition thereof; and the Corporation shall be entitled, at its expense and in a timely manner, to assume the defence of such Covered Claim or potential Covered Claim with counsel satisfactory to the Director and/or Officer, acting reasonably, upon the delivery to the Director and/or Officer of written notice of its election so to do (a “Defence Notice”). After the Director and/or Officer is in receipt of a Defence Notice, the Corporation will not be liable to the Director and/or Officer under this Agreement for any Expenses subsequently incurred by the Director and/or Officer in connection with any such Covered Claim or potential Covered Claim and the Corporation will keep the Director and/or Officer informed on a timely basis regarding all material steps and developments, provided that the Director and/or Officer shall have the right to employ its own counsel in any such Covered Claim or potential Covered Claim, but the fees and expenses of such counsel incurred after receipt of the Defence Notice shall be at the Director and/or Officer’s expense, provided however that if:

(i)	the employment of counsel by the Director and/or Officer has been previously authorized by the Corporation;

(ii)	the Director and/or Officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Director and/or Officer in the conduct of any such defence; or

(iii)
the Corporation does not in a timely manner employ counsel to assume the defence of such Covered Claim or potential Covered Claim or undertake such legal steps as may from time to time be needed to properly defend the

Exhibit 10.5

Director and/or Officer against such Covered Claim or potential Covered Claim;
then the fees and expenses of such counsel employed by the Director and/or Officer shall be at the expense of the Corporation.

(d)
The Director and/or Officer and his or her advisors may, with the consent of the Corporation’s chairperson or board of directors (which consent shall not be unreasonably withheld or delayed), review during regular business hours all documents, records and other information under the Corporation’s control with respect to the Corporation or any Other Entity in which the Director and/or Officer has served in an Indemnified Capacity and which may be reasonably necessary in order for the Director and/or Officer to defend himself or herself against any Covered Claim or potential Covered Claim, provided that the Director and/or Officer and his or her advisors shall maintain all such information in the strictest confidence except to the extent necessary for his or her defence in the Covered Claim or potential Covered Claim. At any time after there has been a change of control of the Corporation, or a receiver or trustee in bankruptcy has been appointed in respect of the Corporation, the Director and/or Officer and his or her advisors shall be entitled to review the information referred to in this subsection 4(d), subject to the conditions set out herein, whether or not the Corporation’s new chairperson or board of directors or the receiver or trustee in bankruptcy has provided the consent referred to herein. The Director and/or Officer’s right to review documents shall not apply where the claim or proceeding is initiated by the Corporation or by any of its subsidiaries.

(e)
All payments on account of the Corporation’s indemnification obligations under this Agreement shall be made within sixty (60) days of the Director and/or Officer’s written request therefore (which written request shall be accompanied by applicable supporting documentation), unless a Determination is made that the claims giving rise to the Director and/or Officer’s request are Excluded Claims or otherwise not payable under this Agreement, provided that, subject to the provisions of this Agreement and any statutory requirement that court approval be obtained for the indemnification of any Expenses, all payments on account of the Corporation’s obligations under subsection 4(c) of this Agreement prior to the final disposition of any Covered Claim or potential Covered Claim shall be made within twenty (20) days of the Director and/or Officer’s written request therefore (which written request shall be accompanied by applicable supporting documentation) and such obligation shall not be subject to any such Determination, but shall be subject to subsection 4(c) of this Agreement.

(f)
The Director and/or Officer agrees that he or she will reimburse the Corporation for all Losses and Expenses paid or reimbursed by the Corporation in connection with any action, suit or proceeding against the Director and/or Officer in the event and only to the extent that a determination shall have been made by a court in a final adjudication, from which all rights of appeal have expired, that the Director and/or

Exhibit 10.5

Officer is not entitled to be indemnified by the Corporation for such Losses and Expenses because the claim is an Excluded Claim or because the Director and/or Officer is otherwise not entitled to payment under this Agreement.

5.
Settlement: The Corporation shall have no obligation to indemnify the Director and/or Officer under this Agreement for any amounts paid in settlement of any Covered Claim effected without the Corporation’s prior written consent. The Corporation shall not conclude a settlement of any Covered Claim on the Director and/or Officer behalf without the Director and/or Officer’s prior written consent. Neither the Corporation nor the Director and/or Officer shall unreasonably withhold or delay their consent to any proposed settlement of a Covered Claim. If the Director and/or Officer refuses to consent to the terms of a proposed settlement the Corporation may require the Director and/or Officer, at his or her own expense, to assume defence of the Covered Claim. In such a case, any amount recovered by the claimant in excess of the amount for which settlement could have otherwise been achieved shall not be recoverable under this Agreement. An Director and/or Officer shall at all times have the right, at his or her own expense, to negotiate and conclude settlement of a Covered Claim made against the Director and/or Officer.

6.
Rights Not Exclusive: This Agreement shall not operate to abridge or exclude any other rights, in law or in equity, to which the Director and/or Officer may be entitled by operation of law or under any statute, by-law, agreement, vote of securityholders or of disinterested directors or otherwise, both as to action in an Indemnified Capacity and as to action in any other capacity by holding such office, and shall continue after the Director and/or Officer ceases to serve the Corporation in an Indemnified Capacity.

7.	Enforcement:

(a)
The Director and/or Officer’s rights to indemnification shall be enforceable by the Director and/or Officer notwithstanding any adverse Determination. In any such action or proceeding, if a prior adverse Determination has been made, the burden of proving that indemnification is required under this Agreement shall be on the Director and/or Officer. The Corporation shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse Determination shall have been made.

(b)
In the event that any action or proceeding is instituted by the Director and/or Officer under this Agreement to enforce or interpret any of the terms of this Agreement, the Director and/or Officer shall be entitled to be paid all court, arbitration or mediation costs and expenses, including reasonable legal fees and disbursements, incurred by the Director and/or Officer with respect to such action or proceeding, unless the court, arbitrator or mediator determines that each of the material assertions made by the Director and/or Officer as a basis for such action or proceeding were not made in good faith or were frivolous.

Exhibit 10.5

8.	Duration:

(a)
Notwithstanding the date of its execution and delivery, this Agreement shall be conclusively deemed to commence on the day upon which the Director and/or Officer first became or becomes a director, officer, trustee, manager and/or participating member of the Corporation and/or an Other Entity or first undertook or undertakes the responsibilities associated with an Indemnified Capacity.

(b)
The obligations of the Corporation under this Agreement shall continue after the Director and/or Officer ceases to serve in an Indemnified Capacity. Upon ceasing to so act, the Director and/or Officer shall continue to be entitled to all stipulated rights and indemnification hereunder.

(c)
The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Director and/or Officer in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

9.	Insurance:

(a)
The Corporation shall maintain in full force and effect a comprehensive program of liability insurance, including policies providing coverage for the liability exposures of directors and officers (the “Policies”). To the extent commercially feasible, the salient coverage features of the Policies to be maintained shall be substantially the same as those applicable under the Policies obtained by the Corporation and in effect on the date hereof.

(b)
If for any reason whatsoever the Director and/or Officer ceases to act in an Indemnified Capacity, the Corporation shall ensure that the liability insurance coverage available to the Director and/or Officer and his or her heirs and legal representatives is at all times substantially equivalent to the coverage maintained for the then current directors and officers. The Corporation shall maintain such continuing coverage for a minimum of six years following the Director and/or Officer ceasing to act in an Indemnified Capacity.

(c)
In the event that a Claim is brought in which the Director and/or Officer is named as party, the Corporation shall promptly pay the insurance deductible applicable under any responding Policies providing coverage to the Director and/or Officer.

(d)
If one or more of the Policies providing coverage on a “claims-made” basis is cancelled or is not renewed, the Corporation will promptly purchase the maximum degree of extended reporting period coverage available under such Policies unless:

(i)	replacement liability insurance has been obtained that does not contain a “retroactive date” so as to deprive the Director and/or Officer of coverage

Exhibit 10.5

for wrongful acts alleged to have been committed prior to the inception date of such replacement insurance; or

(ii)
the Corporation is unable to fund the purchase of such extended coverage by reason of its insolvency or bankruptcy, in which case the Director and/or Officer shall be given reasonable notice regarding its inability to fund such purchase together with an identification of the additional premium that would be required to exercise the extended reporting period coverage option of the relevant Policies.

(e)	The Corporation shall promptly advise the Director and/or Officer if:

(i)	any Policy lapses, is cancelled, or undergoes any material adverse change in coverage; or

(ii)	any insurer informs the Corporation that all or part of a particular Covered Claim or potential Covered Claim is not covered by the Policies.

10.
Severability: In the event that any provision of this Agreement is determined by a court to require the Corporation to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

11.
Choice of Law; Jurisdiction: This Agreement shall be deemed to have been made in and shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties hereby agree that any claims, disputes or questions arising out of or in relation to this Agreement may be submitted to the jurisdiction of the courts of the Province of Ontario. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

12.
Subrogation:    In the event of any indemnification payment under this Agreement to or on behalf of the Director and/or Officer, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director and/or Officer, who shall execute all documents and take all actions reasonably requested by the Corporation to implement such right of subrogation.

13.
Successor and Assigns: This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall be binding upon and enure to the benefit of the Director and/or Officer and his or her heirs, executors, administrators, legal personal representatives and estate.

14.
Amendment; Waiver: No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by each of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision

Exhibit 10.5

nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

15.
Execution in Counterparts: This Agreement may be executed in several counterparts, by original or facsimile signature or by or through such other electronic form in which a party may place or evidence its signature hereon (including an electronic scan of same), each of which so executed shall be deemed to be an original and such counterparts together shall be deemed to be one and the same instrument, which shall be deemed to be executed as of the day and year first above written.

IN WITNESS WHEREOF, the Corporation and the Director and/or Officer have executed this Agreement as of the day and year first above written.

KINGSWAY FINANCIAL SERVICES INC.
Per:
Name: Title:
Per:
Name: Title:

SIGNED, SEALED AND DELIVERED	)
In the presence of:	)
)
)
)
Signature of Witness	)	Name:
)
)
)
Print Full Name of Witness	)